STATE of DELAWARE
                     FIRST AMENDMENT TO AMENDED AND RESTATED
                         CERTIFICATE of INCORPORATION of
                            US GLOBAL AEROSPACE, INC.

First: The Board of Directors of US Global Aerospace, Inc., a Delaware corporation, acting by written consent in accordance with Section 141(f) of the Delaware General Corporation Law, duly adopted resolutions setting forth the proposed First Amendment to the Amended and Restated Certificate of Incorporation (the "Certificate") of said Corporation, declaring said amendment to be in the best interests of the Corporation and its stockholders. The resolutions setting forth the proposed amendment are substantially as follows:

      NOW, THEREFORE, BE IT RESOLVED, that Article First of the Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

            FIRST: The name of the Corporation is US Global Nanospace, Inc.

      RESOLVED FURTHER, that Article Second of the Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

            Second: That the address of the registered office of the Corporation in the State of Delaware is located at 15 East North Street, City of Dover, County of Kent, 19901.

Second: That concurrently therewith, acting by written consent, the holder of at least a majority of the issued and outstanding shares of the Corporation's capital stock consented to the foregoing amendment in accordance with Section 228(a) of the Delaware General Corporation Law.

Third: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the Delaware General Corporation Law.

Fourth: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, the undersigned Corporation has caused this First Amendment to Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer as of July 21, 2003.


                                       By: /s/ John Robinson
                                          --------------------------------------
                                          John Robinson, Chief Executive Officer